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                                                                    Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
ClubCorp, Inc.:

We consent to incorporation by reference in the registration statement (Nos. 33-96568, 33-89818, 333-08041, 333-57107 and 333-52612) on Form S-8 of ClubCorp,
Inc. of our report dated February 23, 2001, relating to the consolidated balance sheet of ClubCorp, Inc. and subsidiaries as of December 28, 1999 and December 26, 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three - year period ended December 26, 2000, which report appears in the December 26, 2000 annual report on Form 10-K of ClubCorp, Inc.



                                                   KPMG LLP

Dallas, Texas
March 26, 2001